EXHIBIT 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Director of Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Announces Retirement of Igor Khandros

LIVERMORE, Calif. — April 29, 2009 — FormFactor, Inc. (Nasdaq: FORM) today announced that effective May 1, 2009, Igor Khandros, founder and Executive Chairman, will retire from the company and the board of directors.  Khandros will continue to serve as a key advisor to the company, leveraging his long experience and expertise in the development of wafer test solutions.

Khandros, 54, founded FormFactor in 1993.  Khandros led the company from a private start-up to a publicly traded company, with one of the leading intellectual property portfolios within the semiconductor manufacturing sector.  His pioneering work is largely responsible for creating the industry for advanced wafer probe cards and, with it, delivering significant test cost reduction and efficiency to semiconductor manufacturers globally.  His vision for semiconductor test continues to drive technological innovation with bottom line benefit to customers.  For his contributions to semiconductor test, in 2006, Dr. Khandros received the SEMI Award for North America, the highest award conferred by the SEMI industry association.

“I have been fortunate to work with many talented FormFactor people who have shared my vision and helped bring innovations to the semiconductor test industry,” said Khandros. “We have together built an important company that has changed the landscape in the semiconductor testing industry.  FormFactor has the technology, products and people not only to respond to the current challenging times, but to lead the testing industry forward into the future.”

“Igor and I are confident we have put together a team of leaders and an operation structure that will continue to drive FormFactor’s innovation engine and deliver to our customers industry leading technology and solutions,” said Mario Ruscev, CEO of FormFactor.  “From the foundation Igor helped build, we remain committed to hiring the world’s best technical talent and to solving the industry’s challenges in wafer test.  Igor built a great company that leaves us in an excellent position for success in the future.  On behalf of the company as a whole, I wish Igor the very best as he begins the next chapter in his life.”

Khandros is the holder of more than 220 FormFactor patents, including patents related to test sockets, microelectronic contacts, spring fabrication, wafer probing and other topics.  Khandros took FormFactor public in 2003 and was the company’s CEO from its founding in 1993 to 2008, when Ruscev assumed the role of chief executive. For the past year, Khandros has served as the company’s executive chairman.  FormFactor also announced that lead independent director Jim Prestridge will succeed Khandros as chairman beginning in May.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding operations, business outlook, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for certain semiconductor devices, and the company’s ability to successfully respond to challenging market conditions, to lead the testing industry through its technology, products and people, to develop innovative testing technologies, and to timely deliver and qualify new products that meet its customers’ testing requirements and lower their overall cost of test.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2008 as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.